NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF FEBRUARY 20, 2024

The Funds of the Trust currently subject to this Agreement and the effective date of each are as follows:

FUND	EFFECTIVE DATE	TERM

Municipal Total Return Managed Accounts Portfolio	October 1, 2014	Until August 1, 2024

Nuveen Core Impact Bond Managed Accounts Portfolio	July 9, 2020	Until August 1, 2024

Nuveen Emerging Markets Debt Managed Accounts Portfolio	November 1, 2022	Until August 1, 2024

Nuveen High Yield Managed Accounts Portfolio	November 1, 2022	Until August 1, 2024

Nuveen Preferred Securities and Income Managed Accounts Portfolio	November 1, 2022	Until August 1, 2024

Nuveen Securitized Credit Managed Accounts Portfolio	November 1, 2022	Until August 1, 2024

Nuveen Ultra Short Municipal Managed Accounts Portfolio	February 29, 2024	Until August 1, 2025

[SIGNATURE PAGE FOLLOWS]

Dated: February 20, 2024

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

ATTEST:	BY	/s/ Mark Czarniecki
Vice President

/s/ Celeste Clayton
Assistant Secretary
NUVEEN FUND ADVISORS, LLC

ATTEST:	BY	/s/ John M. McCann
Managing Director

/s/ Celeste Clayton
Assistant Secretary